AMENDMENT TO EMPLOYMENT AGREEMENT

       PURSUANT to Section 14(b) of the EMPLOYMENT AGREEMENT (the "Agreement") dated October 15, 1998 by and between OSHKOSH TRUCK CORPORATION, a Wisconsin corporation (the "Company"), and ROBERT G. BOHN (the "Executive"), Section 11 of the Agreement is hereby amended, effective as of December 31, 2000, to read in its entirety as follows:

       11. Supplemental Retirement Benefit.

       (a) Certain Definitions. Capitalized terms in this Section have the meaning assigned to them in the Funded Plan unless otherwise defined herein:

          (i) "Funded Plan" means the Oshkosh Truck Corporation Salaried and Clerical Employees Retirement Plan, as in effect from time to time.

          (ii) "Maximum Benefit" means the monthly benefit paid to the Executive, or in the event of the death of the Executive, to his Spouse, by the Funded Plan.

          (iii) "Supplemental Retirement Benefit" means the Actuarial Equivalent of a monthly benefit commencing on the first day of the month following the month in which the Executive has reached age fifty-nine (59). The amount of the benefit shall be equal to fifty percent (50%) of the Executive's final average monthly Compensation. The following subparagraphs also shall apply:

              (A) Final Average monthly Compensation for this purpose is the average of the Executive's Compensation for the three (3) most recent Compensation Years ending after December 31, 1997, but prior to the date of the Executive's termination of employment with the Company, divided by thirty-six (36). If three (3) such Compensation Years have not been completed at the time of the Executive's termination of employment, then the total number of completed calendar months that have elapsed between December 31, 1997, and the month in which termination of employment occurs shall be used to determine his final average monthly Compensation. "Compensation", as used herein, means that term as defined in the Funded Plan on October 1, 1998, plus bonus received by the Executive during a Compensation Year pursuant to the Company's performance bonus plan(s) covering the Executive; provided, however, that the dollar limitations of Internal Revenue Code Section 401(a)(17) are not applicable when measuring Compensation for purposes of determining the amount of the Supplemental Retirement Benefit.



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              (B) If the Executive's termination of employment occurs before the
       Executive has completed twenty (20) years of Benefit Service, the amount of Supplemental Retirement Benefit that the Executive shall be deemed to have accrued at that time shall be determined by multiplying the full amount of such benefit amount by a fraction (not to exceed one) determined as follows:

                     (1) Numerator: total number of years of Benefit Service
              completed after April 30, 1992, to the date of termination of employment.

                     (2) Denominator: twenty (20).

       (b) Supplemental Retirement Benefit Amount. Upon commencement of receipt by the Executive of benefit payments under the Funded Plan the Executive shall be entitled under this Section 11 to a supplemental monthly benefit that is the Actuarial Equivalent of his accrued Supplemental Retirement Benefit less his Maximum Benefit.

       (c) Supplemental Preretirement Surviving Spouse Benefit. If the Executive dies while employed by the Company, or at any time after becoming vested in benefits accrued under this Section 11, and the Executive has a Spouse who is eligible under the Funded Plan to receive a preretirement surviving spouse benefit, such Spouse shall be entitled to a benefit under this Section that is the Actuarial Equivalent of fifty percent (50%) of the Executive's accrued Supplemental Retirement Benefit determined as of the date of death, less the applicable accrued Maximum Benefit. If the Executive dies after having commenced receiving benefits under the Funded Plan, the terms of the form of benefit payment in effect for the Executive shall govern the payment of benefits to the Executive's Spouse, joint annuitant, or other beneficiary.

       (d) Form and Timing of Payment. The benefit payable to or on behalf of the Executive under this Section 11 shall be paid in the normal form as provided by the Funded Plan or, as elected by the Executive (or his Spouse, in the event of the Executive's death while employed), on a basis consistent with all elections made by the Executive and/or Spouse under the Funded Plan. Any conversions to an optional method of payment permitted under the Funded Plan shall be the Actuarial Equivalent of such normal form of payment. Benefits due under this Section 11 shall be paid coincident with the payment date of benefits under the Funded Plan. Actuarial reductions for payment of the Supplemental Retirement Benefit before Normal Retirement Age shall be determined in accordance with the following table:



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                 Number of years by which
                 the benefit commencement
               date precedes the Executive's          Portion of Supplemental
                   Normal Retirement Age             Retirement Benefit Payable

                            10                                 60.00%
                             9                                 63.33%
                             8                                 66.67%
                             7                                 73.33%
                             6                                100.00%
                             5                                100.00%
                             4                                100.00%
                             3                                100.00%
                             2                                100.00%
                             1                                100.00%
                             0                                100.00%


       (e) Vesting. The Executive's benefits accrued under this Section 11 shall be fully vested and nonforfeitable for any reason coincident with the vesting of the Executive's accrued benefits under the Funded Plan.

       (f) Supplemental Retirement Benefit Upon Change in Control of the Company. In the event of a Change in Control as defined in the Executive's Key Executive Employment and Severance Agreement ("Change in Control"), the Company shall make an immediate single sum distribution of the entire present value of the Executive's accrued vested Supplemental Retirement Benefit within sixty (60) days after the Executive's termination of employment for any reason. If the Executive terminated employment prior to such Change in Control, then the present value of any accrued vested and unpaid Supplemental Retirement Benefit shall be paid in an immediate single sum distribution within sixty (60) days after the Change in Control. For purposes of this provision, present value shall be determined using the method and actuarial factors then in effect under the Funded Plan for determining present values for purposes of that plan's lump sum cash out rules.

       Dated this 31 day of December, 2000.

OSHKOSH TRUCK CORPORATION                     EXECUTIVE

By: /s/ Kathleen J. Hempel                    /s/ Robert G. Bohn
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                                              Robert G. Bohn
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Attest:
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